Exhibit 10.1

UNITED THERAPEUTICS CORPORATION

GRANT NOTICE FOR 2015 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNITS
FOR NON-EMPLOYEE DIRECTORS

FOR GOOD AND VALUABLE CONSIDERATION, United Therapeutics Corporation (the “Company”), hereby grants to Participant named below the restricted stock units (the “Award”) with respect to the number of shares of its par value common stock (the “Shares”), that are covered by this Award, as specified below, subject to the conditions set forth in this Grant Notice, the United Therapeutics Corporation 2015 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions for Non-Employee Directors (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time.  This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of Shares Covered by Restricted Stock Units Pursuant to this Award:
Vesting Schedule:

The entire Award vests on the first anniversary of the Grant Date if the Participant attends at least 75% of the regularly-scheduled meetings of the Board and each committee of the Board of which the Participant is a member at the time of the meeting, between the Grant Date and the date of the Company’s next annual meeting of shareholders.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.  Such acceptance shall be effected by such method(s) as determined by the Company, which may include acceptance by electronic means.

UNITED THERAPEUTICS CORPORATION

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

FOR NON-EMPLOYEE DIRECTORS

These Standard Terms and Conditions for Non-Employee Directors (these “Standard Terms and Conditions”) apply to the Award (as defined below) of restricted stock units granted to a non-employee director of the Company (as defined below) pursuant to the United Therapeutics Corporation 2015 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions.  In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.                                      TERMS OF AWARD

United Therapeutics Corporation (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of Restricted Stock Units (the “Award”) specified in the Grant Notice.  Each Restricted Stock Unit represents the right to receive one share of the Company’s par value common stock (the “Shares”), upon the terms and subject to the conditions of the Grant Notice, these Standard Terms and Conditions, as amended from time to time, and the Plan.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary or Affiliate of the Company.

2.                                      VESTING OF AWARD

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice.  Notwithstanding anything contained in these Standard Terms and Conditions to the contrary:

A.                                    If the Participant’s Termination of Employment is by reason of death or Disability, the Award shall fully vest.

B.                                    If the Participant’s Termination of Employment is for any reason other than death or Disability, any portion of the Award that is not vested at the time of such Termination of Employment (after taking into account any accelerated vesting under Section 3 below or any other agreement between the Participant and the Company) shall be forfeited and canceled as of the date of such Termination of Employment.

3.                                      CHANGE IN CONTROL

Notwithstanding any other provision in the Plan or these Standard Terms & Conditions to the contrary, the Award shall vest upon a Change in Control.  If so determined by the

Committee or the Board, in connection with a Change in Control, all or a portion of the Award may be cancelled in connection with the Change in Control for a cash payment equal to the per-Share payment.

4.                                      SETTLEMENT OF AWARD

The vested portion of the Award shall be settled by the delivery to the Participant or a designated brokerage firm of one Share per vested Restricted Stock Unit as soon as reasonably practicable following the vesting of the Award, and in all events no later than March 15 of the year following the year of vesting (unless earlier delivery is required by Section 409A of the Code or delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).

5.                                      RESTRICTIONS ON RESALES OF SHARES ACQUIRED PURSUANT TO SETTLEMENT OF THE AWARD

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued as a result of the settlement of the Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other participants and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.                                      NON-TRANSFERABILITY OF AWARD

Except as permitted by the Administrator or as permitted under the Plan, the Participant may not assign or transfer the Award to anyone other than by will or the laws of descent and distribution.  The Company may cancel the Participant’s Award if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 6.

7.                                      OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

8.                                      LIMITATION OF INTEREST IN SHARES SUBJECT TO AWARD

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such Shares, if any, as shall have been issued to such person upon settlement of the Award.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s service nor limit in any way the Company’s right to terminate the Participant’s service at any time for any reason.

9.                                      GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

10.                               ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Award and the Shares via Company web site or other electronic delivery.